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                         Consent of Independent Auditors




We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in Part B and to the use of our reports dated March 14, 2003 with respect to the financial statements of EquiTrust Life Annuity Account II and February 5, 2003 with respect to the financial statements and schedules of EquiTrust Life Insurance Company, in Post-Effective Amendment No. 9 to the Registration Statement (Form N-4 No. 333-61899) and related Prospectus of EquiTrust Life Annuity Account II (Individual Flexible Premium Deferred Variable Annuity Contract) dated May 1, 2003.

                                                           /s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2003